                FIRST SUPPLEMENTAL NOTES REGISTRATION RIGHTS AGREEMENT


    THIS FIRST SUPPLEMENTAL NOTES REGISTRATION RIGHTS AGREEMENT, dated as of November 21, 1995, to the REGISTRATION RIGHTS AGREEMENT (the "Registration Rights Agreement"), dated as of June 15, 1995, between CELLNET DATA SYSTEMS, INC., a California corporation (the "Company"), and the Holders of Registrable Notes listed on the signature pages thereto.

                                     WITNESSETH:

    WHEREAS, the Company and the Initial Purchaser entered into a Purchase Agreement dated as of June 15, 1995 which provided for the sale by the Company to the Initial Purchaser of 235,000 units consisting of $235,000,000 aggregate principal amount at maturity of the Company's 13% Senior Discount Notes due June 15, 2005 and warrants to purchase 940,000 shares of common stock, no par value per share, of the Company; and

    WHEREAS, in order to induce the Initial Purchaser to enter into the Purchase Agreement dated as of June 15, 1995 between the Company and the Initial Purchaser, the Company agreed to provide the registration rights set forth in the Registration Rights Agreement for the benefit of the Initial Purchaser and its direct and indirect transferees and assigns; and

    WHEREAS, the Company desires to amend the Registration Rights Agreement as set forth in this First Supplemental Notes Registration Rights Agreement; and

    WHEREAS, Section 10(c) of the Registration Rights Agreement provides, among other things, that, subject to certain exceptions not herein relevant, with the consent of the Holders of at least a majority in aggregate principal amount of the Registrable Notes at the time outstanding the Registration Rights Agreement may be amended or supplemented; and

    WHEREAS, the Company has received consents to the amendments to the Registration Rights Agreement contained herein (the "Proposed Amendments") of Holders of at least a majority in aggregate principal amount of the Registrable Notes outstanding on the date hereof; and

    WHEREAS, all things necessary to make this First Supplemental Notes Registration Rights Agreement a valid agreement of the Company and a valid amendment of and supplement to the Registration Rights Agreement and all of the conditions and requirements set forth in Section 10(c) of the Registration Rights Agreement have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

    NOW, THEREFORE, the Company and the Holders signatory hereto mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Registrable Notes as follows:

                                      ARTICLE 1.

                     AMENDMENTS TO REGISTRATION RIGHTS AGREEMENT

    SECTION 1.1. Section 1 of the Registration Rights Agreement is hereby amended as follows:

    (1) The definition of "Notes" is hereby amended by deleting all text after the comma after the word "hereto" in the first line thereof and inserting the following text "and including any Notes (as defined in the Indenture) issued pursuant to the Second Issuance"; and

    (2) The definition of "Trigger Date" is hereby amended by deleting the reference in the first proviso thereto to "Rule 144(h)" and inserting in lieu thereof "Rule 144(k)".

    (3)  The following definitions are hereby added to Section 1.:

              FIRST SUPPLEMENTAL INDENTURE: The First Supplemental Indenture dated as of November 31, 1995.

              SECOND ISSUANCE: The issuance of up to $90,000,000 aggregate principal amount at maturity of Notes pursuant to the First Supplemental Indenture.

              SECOND ISSUANCE ISSUE DATE: November 21, 1995, the date of original issuance of the Initial Notes pursuant to the Second Issuance.

    SECTION 1.2. Paragraph (d) of Section 2 is hereby amended by deleting the text "(3)" after the word "clause" in the second line thereof and inserting "(iii)" in lieu thereof.

    SECTION 1.3. The second paragraph of Section 3(a) is hereby amended as follows:

    (1) The first sentence is hereby amended by adding the text "or, with respect to any Notes issued pursuant to the Second Issuance, 36 months from the Second Issuance Issue Date" on the sixth line immediately after "June 15, 1995".


                  [Supplemental Notes Registration Rights Agreement]

                                      ARTICLE 2.

                                    MISCELLANEOUS


    SECTION 2.1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

    SECTION 2.2. Upon the execution and delivery of this First Supplemental Notes Registration Rights Agreement by the Holders named on the signature pages hereto and the Company, the Proposed Amendments contained herein will become effective and operative.

    SECTION 2.3. The recitals contained herein shall be taken as the statement of the Company, and the Holders assume no responsibility for the correctness of the same. The Holders make no representation as to the validity of this First Supplemental Notes Registration Rights Agreement. The Registration Rights Agreement, as supplemented and amended by this First Supplemental Notes Registration Rights Agreement, is in all respects hereby ratified and confirmed.

    SECTION 2.4. This First Supplemental Notes Registration Rights Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as amended herein, the terms, provisions and covenants of the Registration Rights Agreement shall remain in full force and effect and continue to govern the parties thereto.

    SECTION 2.5. This First Supplemental Notes Registration Rights Agreement may be executed in two or more counterparts, each of which shall be deemed original and all of which together will constitute the same agreement, whether or not all parties execute each counterpart.

    SECTION 2.6. The laws of the State of New York, without regard to principles of conflicts of law, shall govern this First Supplemental Notes Registration Rights Agreement and the Notes.


                     [Remainder of Page Intentionally Left Blank]


                  [Supplemental Notes Registration Rights Agreement]

    IN WITNESS WHEREOF, the parties have caused this First Supplemental Notes Registration Rights Agreement to be duly executed, all as of the date first above written.

                                       CELLNET DATA SYSTEMS, INC.


                                       By: /s/ DAVID PERRY
                                            -----------------------------


                  [Supplemental Notes Registration Rights Agreement]

                                       The Prudential Insurance Company of
                                       America, as Investment Manager for the
                                       General Motors Retirement Program for
                                       Salaried Employees High Yield Account
                                       -------------------------------------
                                       Name of Holder


                                       By: /s/ LARS M. BERKMAN
                                            ---------------------------------
                                            Name: Lars M. Berkman
                                            Title:  Vice President


                  [Supplemental Notes Registration Rights Agreement]

                                       The Prudential Series Fund, Inc.,
                                       High Yield Bond Portfolio
                                       The U.S. High Yield Fund SICAV
                                       By: The Prudential Insurance Company
                                             of America, as investment adviser
                                       ---------------------------------------
                                       Name of Holder


                                       By: /s/ LARS M. BERKMAN
                                            -----------------------------------
                                            Name: Lars M. Berkman
                                            Title:  Vice President


                  [Supplemental Notes Registration Rights Agreement]

                                       The High Yield Income Fund, Inc.
                                       Prudential High Yield Fund
                                       By: The Prudential Investment
                                       Corporation,
                                             as investment adviser
                                       ------------------------------------
                                       Name of Holder


                                       By: /s/ LARS M. BERKMAN
                                            --------------------------------
                                            Name: Lars M. Berkman
                                            Title:  Vice President


                  [Supplemental Notes Registration Rights Agreement]

                                       Merrill Lynch Multinational
                                       Investment Portfolios
                                       Equity/Convertible Series
                                       (Global Allocation Portfolio)
                                       ------------------------------------
                                       Name of Holder


                                       By: /s/ B. ISON
                                            --------------------------------
                                            Name: B. Ison
                                            Title:  Vice President


                  [Supplemental Notes Registration Rights Agreement]

                                       Merrill Lynch Global
                                       Allocation Fund, Inc.
                                       ------------------------------------
                                       Name of Holder


                                       By: /s/ B. ISON
                                            --------------------------------
                                            Name: B. Ison
                                            Title:  Vice President


                  [Supplemental Notes Registration Rights Agreement]

                                       Capital Research and Management Company
                                       on behalf of The Bond Fund of America,
                                       Inc., American High-Income Trust, and
                                       American Variable Insurance High-Yield
                                       Bond Fund
                                       ---------------------------------------
                                       Name of Holder


                                       By: /s/ RICHARD T. SCHOTTE
                                            -----------------------------------
                                            Name: Richard T. Schotte
                                            Title:   Senior Vice President


                  [Supplemental Notes Registration Rights Agreement]

                        Putnam Capital Manager Trust-PCM High Yield Fund
                        Putnam Asset Allocation Funds-Balanced Portfolio
                        Putnam Fiduciary Trust Company on behalf of Putnam High
                             Yield Managed Trust
                        Putnam High Yield Trust
                        Putnam Asset Allocation Funds-Conservative Portfolio The Putnam Advisory Company, Inc. on behalf of
                             Ameritech Pension Trust
                        Putnam High Yield Advantage Fund
                        Putnam High Income Convertible and Bond Fund
                        Putnam Asset Allocation Funds-Growth Portfolio
                        The Putnam Advisory Company, Inc. on behalf of Central
                             States, Southeast and Southwest Areas Pension Fund
                        Putnam Managed High Yield Trust
                        The Putnam Advisory Company, Inc. on behalf of Southern
                             Farm Bureau Annuity Insurance Company
                        Putnam Convertible Opportunities and Income Trust Putnam Master Income Trust
                        Putnam Premier Income Trust
                        Putnam Master Intermediate Income Trust
                        Putnam Diversified Income Trust
                        Putnam Capital Manager Trust-PCM Diversified Income
                             Fund



                                       By: /s/ PAUL M. O'NEIL
                                            --------------------------------
                                            Name: Paul M. O'Neil
                                            Title:   Vice President


                  [Supplemental Notes Registration Rights Agreement]